Exhibit 99.1

Steve Madden Announces Third Quarter 2020 Results

LONG ISLAND CITY, N.Y., October 27, 2020 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the third quarter ended September 30, 2020.

Amounts referred to as “Adjusted” exclude the items that are described under the heading “Non-GAAP Adjustments.”

The Company reclassified commission and licensing fee income to Total Revenue and reclassified its respective expenses into Operating Expenses from previously labeled Commission and Licensing Fee Income - Net on the Company’s Consolidated Statement of Operations for each period provided.

Third Quarter 2020 Review

•	Revenue decreased 30.9% to $346.9 million compared to $502.1 million in the same period of 2019.
•	Gross margin increased 130 basis points to 40.3% compared to 39.0% in the same period of 2019.
•	Operating expenses as a percentage of revenue were 31.7% compared to 25.5% in the same period of 2019. Adjusted operating expenses as a percentage of revenue were 27.0% compared to 24.6% in the same period of 2019.
•	Loss from operations totaled ($3.0) million, or (0.9%) of revenue, compared to income from operations of $68.0 million, or 13.6% of revenue, in the same period of 2019. Adjusted income from operations was $46.2 million, or 13.3% of revenue, compared to Adjusted income from operations of $72.3 million, or 14.4% of revenue, in the same period of 2019.
•	Net loss attributable to Steven Madden, Ltd. was ($6.9) million, or ($0.09) per diluted share, compared to net income attributable to Steven Madden, Ltd. of $52.5 million, or $0.63 per diluted share, in the same period of 2019. Adjusted net income attributable to Steven Madden, Ltd. was $31.8 million, or $0.39 per diluted share, compared to Adjusted net income attributable to Steven Madden, Ltd. of $56.0 million, or $0.67 per diluted share, in the same period of 2019.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “While the COVID-19 pandemic continues to have a negative impact on our business, we were pleased to deliver third quarter revenue and earnings that significantly exceeded our expectations. The swift actions we took to address the rapidly changing marketplace – adjusting our merchandise mix, accelerating our digital commerce initiatives and right-sizing our expense structure – have positioned us to continue to navigate the crisis and also to capitalize on market share opportunities going forward. We remain confident that our strong brands, pristine balance sheet and proven business model will enable us to drive sustainable revenue and earnings growth as conditions normalize.”

Third Quarter 2020 Segment Results

Revenue for the wholesale business decreased 32.7% to $283.8 million in the third quarter of 2020, including a 32.5% decline in wholesale footwear and a 33.3% decline in wholesale accessories/apparel. Gross margin in the wholesale business increased 70 basis points to 34.6% compared to 33.9% in the third quarter of 2019.

Retail revenue decreased 22.1% to $59.0 million in the third quarter of 2020 due to a significant decline in the brick-and-mortar business, partially offset by strong growth in the e-commerce business. Retail gross margin rose 50 basis points to 63.8% compared to 63.3% in the third quarter of 2019.

The Company ended the quarter with 221 company-operated retail stores, including eight internet stores, as well as 17 company-operated concessions in international markets.

The Company’s effective tax rate for the third quarter of 2020 was (145.6%) compared to 23.0% in the third quarter of 2019. On an Adjusted basis, the effective tax rate for the third quarter of 2020 was 29.3% compared to 22.6% in the third quarter of 2019.

Balance Sheet

As of September 30, 2020, cash, cash equivalents and short-term investments totaled $257.2 million, and the Company had no outstanding borrowings.

Fiscal Year 2020 Outlook

Given the continued disruption and uncertainty related to the COVID-19 pandemic, the Company is not providing guidance at this time.

Non-GAAP Adjustments

Amounts referred to as “Adjusted” exclude the items below.

For the third quarter 2020:

•	$8.7 million pre-tax ($6.7 million after-tax) expense in connection with payments and a provision for early lease termination charges, included in operating expenses.
•	$4.6 million pre-tax ($3.5 million after-tax) expense associated with the impairment of store fixed assets, included in operating expenses.
•	$2.3 million pre-tax ($1.7 million after-tax) expense in connection with the impairment of lease right-of-use assets, included in operating expenses.
•	$1.0 million pre-tax ($0.7 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$0.4 million pre-tax ($0.3 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$33.0 million pre-tax ($25.2 million after-tax) expense associated with the impairment of certain trademarks.
•	$1.2 million loss in connection with the impairment of store fixed assets, impairment of lease right-of-use assets, restructuring and related charges attributable to noncontrolling interest.
•	$2.4 million tax expense in connection with deferred and foreign uncertain tax position adjustments.

For the third quarter 2019:

•	$3.1 million pre-tax ($2.3 million after-tax) expense in connection with a provision for early lease termination charges, included in operating expenses.
•	$1.1 million pre-tax ($0.8 million after-tax) expense in connection with the acquisitions of GREATS and BB Dakota, included in operating expenses.
•	$0.4 million tax expense in connection with deferred adjustments.

Reconciliations of amounts on a GAAP basis to Adjusted amounts are presented in the Non-GAAP Reconciliation tables at the end of this release and identify and quantify all excluded items.

Conference Call Information

Interested stockholders are invited to listen to the third quarter earnings conference call scheduled for today, October 27, 2020, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed by logging onto https://investor.stevemadden.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, Report®, Brian Atwood®, Cejon®, GREATS®, BB Dakota®, Mad Love® and Big Buddha®, Steve Madden is a licensee of various brands, including Anne Klein®, Superga® and DKNY®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains, mass merchants and online retailers. Steve Madden also operates 221 retail stores (including eight internet stores). Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including ready-to-wear, outerwear, eyewear, hosiery, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men’s and women’s boots, fashion sneakers, slippers, dress shoes, sandals and more, visit http://www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, or “estimate”, and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

•	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or pandemic (COVID-19), which may cause disruption to the Company’s business operations and temporary closure of Company-operated and wholesale partner retail stores, resulting in a significant reduction in revenue for an indeterminable period of time;
•	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
•	the Company’s ability to compete effectively in a highly competitive market;
•	the Company’s ability to adapt its business model to rapid changes in the retail industry;
•	the Company’s dependence on the retention and hiring of key personnel;
•	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;

•	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
•	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
•	disruptions to product delivery systems and the Company’s ability to properly manage inventory;
•	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
•	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
•	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
•	additional tax liabilities resulting from audits by various taxing authorities;
•	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
•	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net sales	$342,830	$497,308	$839,877	$1,353,222
Commission and licensing fee income	4,037	4,806	8,970	14,309
Total revenue	346,867	502,114	848,847	1,367,531
Cost of sales	206,990	306,277	519,618	839,849
Gross profit	139,877	195,837	329,229	527,682
Operating expenses	109,865	127,796	339,649	366,298
Impairment of intangibles	33,010	—	42,528	4,050
(Loss) / income from operations	(2,998)	68,041	(52,948)	157,334
Interest and other income, net	88	961	1,491	3,415
(Loss) / income before provision for income taxes	(2,910)	69,002	(51,457)	160,749
Provision / (benefit) for income taxes	4,236	15,886	(9,366)	36,257
Net (loss) / income	(7,146)	53,116	(42,091)	124,492
Less: net (loss) / income attributable to noncontrolling interest	(195)	653	(1,103)	932
Net (loss) / income attributable to Steven Madden, Ltd.	$(6,951)	$52,463	$(40,988)	$123,560

Basic net (loss) / income per share	$(0.09)	$0.66	$(0.52)	$1.55

Diluted net (loss) / income per share	$(0.09)	$0.63	$(0.52)	$1.48

Basic weighted average common shares outstanding	78,560	79,092	78,650	79,854

Diluted weighted average common shares outstanding	78,560	83,106	78,650	83,740

Cash dividends declared per common share	$—	$0.14	$0.15	$0.42

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

		As of
	September 30, 2020	December 31, 2019	September 30, 2019
	(Unaudited)		(Unaudited)
Cash and cash equivalents	$223,820	$264,101	$167,492
Short-term investments	33,332	40,521	27,452
Accounts receivable, net	266,402	254,637	335,503
Inventories	109,683	136,896	148,053
Other current assets	14,597	22,724	28,586
Property and equipment, net	43,130	65,504	60,662
Operating lease right-of-use assets	111,732	155,700	162,385
Goodwill and intangibles, net	283,094	334,058	334,341
Other assets	18,620	4,506	17,991
Total assets	$1,104,410	$1,278,647	$1,282,465

Accounts payable	$65,666	$61,706	$90,278
Operating leases (current & non-current)	144,185	171,796	177,772
Other current liabilities	116,194	180,941	124,356
Contingent payment liability	1,420	9,124	9,770
Other long-term liabilities	9,205	13,856	30,053
Total Steven Madden, Ltd. stockholders’ equity	756,120	828,501	838,738
Noncontrolling interest	11,620	12,723	11,498
Total liabilities and stockholders’ equity	$1,104,410	$1,278,647	$1,282,465

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Net cash provided by operating activities	$607	$83,158

Investing Activities
Capital expenditures	(5,496)	(9,211)
Maturity / sale of marketable securities and short-term investments, net	6,020	40,331
Acquisitions, net of cash acquired	—	(36,753)
Net cash provided by / (used in) investing activities	524	(5,633)

Financing Activities
Common stock purchased for treasury	(29,796)	(76,505)
Investment of noncontrolling interest	359	1,283
Distribution of noncontrolling interest earnings	—	(1,113)
Proceeds from exercise of stock options	960	2,606
Cash dividends paid	(12,459)	(35,805)
Net cash (used in) financing activities	(40,936)	(109,534)

Effect of exchange rate changes on cash and cash equivalents	(476)	(530)

Net (decrease) in cash and cash equivalents	(40,281)	(32,539)

Cash and cash equivalents - beginning of period	264,101	200,031

Cash and cash equivalents - end of period	$223,820	$167,492

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP operating expenses	$109,865	$127,796	339,649	$366,298

Expense in connection with payments / provision for early lease termination charges	(8,746)	(3,131)	(8,888)	(5,424)

Expense in connection with impairment of store fixed assets	(4,585)	—	(16,597)	—

Expense in connection with impairment of lease right-of-use assets	(2,312)	—	(20,299)	—

Expense in connection with restructuring and related charges	(978)	—	(6,392)	—

Benefit in connection with the change in valuation of contingent considerations	409	—	5,020	—

Expense in connection with benefits provided to furloughed employees	—	—	(1,991)	—

Expense in connection with loan receivable	—	—	(697)	—

Net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	1,868

Expense in connection with the acquisitions of GREATS and BB Dakota	—	(1,078)	—	(1,078)

Net recovery in connection with the Payless ShoeSource bankruptcy	—	—	—	259

Expense in connection with a divisional headquarters relocation	—	—	—	(669)

Adjusted operating expenses	$93,653	$123,587	$289,805	$361,254

Table 2 - Reconciliation of GAAP (loss) / income from operations to Adjusted income from operations

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP (loss) / income from operations	$(2,998)	$68,041	$(52,948)	$157,334

Expense in connection with payments / provision for early lease termination charges	8,746	3,131	8,888	5,424

Expense in connection with impairment of store fixed assets	4,585	—	16,597	—

Expense in connection with impairment of lease right-of-use assets	2,312	—	20,298	—

Expense in connection with restructuring and related charges	978	—	6,391	—

Benefit in connection with the change in valuation of contingent considerations	(409)	—	(5,020)	—

Expense in connection with benefits provided to furloughed employees	—	—	1,991	—

Expense in connection with loan receivable	—	—	697	—

Net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	(1,868)

Expense in connection with the acquisitions of GREATS and BB Dakota	—	1,078	—	1,078

Net recovery in connection with the Payless ShoeSource bankruptcy	—	—	—	(259)

Expense in connection with a divisional headquarters relocation	—	—	—	669

Impairment of certain trademarks	33,010	—	42,528	4,050

Adjusted income from operations	$46,224	$72,250	$39,422	$166,428

Table 3 - Reconciliation of GAAP provision / (benefit) for income taxes to Adjusted provision for income taxes

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP provision / (benefit) for income taxes	$4,236	$15,886	$(9,366)	$36,257

Tax effect of expense in connection with payments / provision for early lease termination charges	2,071	786	2,105	1,361

Tax effect of expense in connection with impairment of store fixed assets	1,128	—	4,038	—

Tax effect of expense in connection with impairment of lease right-of-use assets	574	—	4,907	—

Tax effect of expense in connection with restructuring and related charges	232	—	1,284	—

Tax effect of benefit in connection with the change in valuation of contingent considerations	(97)	—	(1,189)	—

Tax effect of expense in connection with benefits provided to furloughed employees	—	—	472	—

Tax effect of expense in connection with provision for loan receivable	—	—	165	—

Tax effect of net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	(469)

Tax effect of expense in connection with the acquisitions of GREATS and BB Dakota	—	271	—	271

Tax effect of net recovery in connection with the Payless ShoeSource bankruptcy	—	—	—	85

Tax effect of expense in connection with a divisional headquarters relocation	—	—	—	168

Tax effect of impairment of certain trademarks	7,817	—	10,071	1,017

Tax expense in connection with deferred and foreign uncertain tax position adjustments	(2,393)	(383)	(2,393)	(383)

Adjusted provision for income taxes	$13,568	$16,560	$10,094	$38,307

Table 4 - Reconciliation of GAAP net (loss) / income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP net (loss) / income attributable to noncontrolling interest	$(195)	$653	$(1,103)	$932

Net loss in connection with impairment of store fixed assets, impairment of lease right-of-use assets, restructuring and related charges	1,161	—	1,631	—

Adjusted net income attributable to noncontrolling interest	$966	$653	$923	$932

Table 5 - Reconciliation of GAAP (loss) / income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP net (loss) / income attributable to Steven Madden, Ltd.	$(6,951)	$52,463	$(40,988)	$123,560

After-tax impact of expense in connection with payments / provision for early lease termination charges	6,675	2,345	6,784	4,062

After-tax impact of expense in connection with impairment of store fixed assets	3,457	—	12,559	—

After-tax impact of expense in connection with impairment of lease right-of-use assets	1,737	—	15,390	—

After-tax impact of expense in connection with restructuring and related charges	746	—	4,876	—

After-tax impact of benefit in connection with the change in valuation of contingent considerations	(312)	—	(3,831)	—

After-tax impact of expense in connection with benefits provided to furloughed employees	—	—	1,520	—

After-tax impact of expense in connection with provision for loan receivable	—	—	532	—

After-tax impact of net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	(1,399)

After-tax impact of expense in connection with the acquisitions of GREATS and BB Dakota	—	808	—	808

After-tax impact of net recovery in connection with the Payless ShoeSource bankruptcy	—	—	—	(344)

After-tax impact of expense in connection with a divisional headquarters relocation	—	—	—	501

After-tax impact of impairment of certain trademarks	25,193	—	32,458	3,033

Tax expense in connection with deferred and foreign uncertain tax position adjustments	2,393	383	2,393	383

Less: Net loss in connection with impairment of store fixed assets, impairment of lease right-of-use assets, restructuring and related charges attributable to noncontrolling interest	(1,161)	—	(1,631)	—

Adjusted net income attributable to Steven Madden, Ltd.	$31,777	$55,999	$30,062	$130,604

GAAP diluted (loss) / income per share	$(0.09)	$0.63	$(0.52)	$1.48

GAAP diluted weighted average shares outstanding	78,560	83,106	78,650	83,740

Adjusted diluted income per share	$0.39	$0.67	$0.37	$1.56

Adjusted diluted weighted average shares outstanding	80,701	83,106	81,047	83,740

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com